FORM OF CONVERSION AGREEMENT, PREFERRED SHARES.

EXHIBIT 10.1

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of October 22, 2019, between Kid Castle Educational Corp. ., a Delaware corporation (“KDCE”), and Cannabinoid Biosciences Inc., the undersigned holder (“Holder”) of shares of KDCE preferred shares, no par value per share (the “Preferred Shares”).

RECITALS

WHEREAS, the shares of Preferred Shares and Preferred Stock Series A-2 held by Holder are convertible into shares of KDCE common stock, no par value per share (the “Common Stock”), at the option of Holder, pursuant to, and subject to the limitations set forth in, the Securities Purchase Agreement of Preferred Shares of KDCE (“SPA”);

WHEREAS, the shares of Preferred Shares is entitled to certain registration rights as set forth in the Securities Purchase Agreement; and

WHEREAS, Holder and KDCE desire to enter into this Agreement to provide for the conversion of 70,000 shares of the Preferred Stock held by Holder in exchange for 70 million shares of common stock of KDCE to Holder;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Election to Convert.

a. Holder hereby elects to convert 70,000 shares of Preferred Shares held by Holder into 70 million shares of Common Stock in accordance with Securities Purchase Agreement.

b. The conversion of shares of Preferred Stock Series contemplated hereby shall be effective immediately or upon the date on which KDCE amends its articles of incorporation to increase the number of authorized shares of Common Stock to a number of shares sufficient to permit the conversion of the 70,000 shares of Preferred Stock (the “Effective Date”) .

c. In connection with the election made by Holder hereby, Holder is delivering with this executed Agreement (i) an executed conversion notice (“Conversion Notice”) which constitutes the written instructions which Holder is required to deliver to KDCE in connection with the conversion of the shares of Preferred Stock held by Holder and (ii) the certificates evidencing 70,000 shares of Preferred Stock Series issued to Holder by KDCE.

2. Consideration. As consideration for Holder’s election to convert 70,000 shares of Preferred Shares held by Holder as contemplated hereby, KDCE hereby agrees to issue to the account of Holder, 70 million shares of the Common Stock issuable to Holder in connection with such conversion, with such shares having the same limitations, qualifications and restrictions as, and otherwise being identical in scope and all other respects to, all the issued and outstanding shares of common stocks of KDCE.

3. Issuance of shares of Common Stock. KDCE shall cause to be issued and delivered to Holder a certificate representing 70 million shares of Common Stock issuable upon conversion of the shares of the 70,000 Preferred Stock held by Holder being converted hereby as soon as practicable after the Effective Date.

4. Restricted Securities. Holder hereby understands, acknowledges and agrees that the shares of Common Stock issuable upon conversion of the shares of the Preferred Stock held by Holder being converted hereby shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended, and may only be disposed of in compliance with state and federal securities laws. The certificates representing such shares of Common Stock shall bear a legend to such effect.

5. Further Assurances. Each of Holder and KDCE agrees that it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

6. Enforceability. If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

7. Governing Law. This Agreement shall be deemed executed in the State of California and is to be governed by and construed under Delaware law, without regard to its choice of law provisions.

8. Entire Agreement. This Agreement (along with the Conversion Notice) is the entire agreement between Holder and KDCE and may not be modified or amended except by a written instrument signed by each of Holder and KDCE. Each of Holder and KDCE has read this Agreement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

HOLDER:	Cannabinoid Biosciences, Inc.	Kid Castle Educational Corp. .

Signature:	// Patience C Ogbozor	By:	// Frank I Igwealor
Frank I Igwealor, JD, CPA, CMA, CFM
Print		Its:	Chief Executive Officer
Name:	Patience C Ogbozor

Title:	President and Chief Executive Officer

(if Holder is not a Natural Person)

CONVERSION NOTICE

Reference is made to that certain Conversion Agreement dated as of October 22, 2019 (the “Conversion Agreement”), between the undersigned (“Holder”) and Kid Castle Educational Corp., a Delaware corporation (“KDCE”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Conversion Agreement.

Holder hereby elects to convert, as of the Effective Date, 70,000 shares of the Preferred Shares held by Holder into 70 million shares of Common Stock in accordance with the terms of the Conversion Agreement and the Securities Purchase Agreement. Such shares of Common Stock issuable in connection with this Conversion Notice and the Conversion Agreement (the “Shares”) shall be issued in the name of Cannabinoid Biosciences, Inc., the Holder, and certificates representing the Shares shall delivered to the address of Holder as such information appears on the preferred stock register maintained by KDCE. Holder is also delivering herewith a copy of the certificates evidencing  the shares of Preferred Stock Series A which have been issued to Holder by KDCE and 70,000 of which are being converted hereby.

Holder hereby represents and warrants to KDCE that Holder is an “accredited investor” under Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Holder hereby covenants and agrees that Holder (i) will not sell or otherwise dispose of the Shares except pursuant to an effective registration statement (the “Registration Statement”) under the Securities Act, (ii) will sell the Shares only in accordance with the Plan of Distribution set forth in the prospectus forming a part of the Registration Statement (the (“Prospectus”), (iii) will comply with the requirements of the Securities Act when selling or otherwise disposing of the Shares, including, but not limited to, the prospectus delivery requirements of the Securities Act, (iv) will not sell or otherwise dispose of any certificates representing the Shares, upon notice from KDCE that the Prospectus may not be used for the sale of the Shares.

HOLDER: Cannabinoid Biosciences, Inc.

Signature:	// Patience C Ogbozor

Print Name:	Patience C Ogbozor

Title:	President and Chief Executive Officer
(if Holder is not a Natural Person)